As filed with the United States Securities and Exchange Commission on February 19, 2021 under the Securities Act of 1933, as amended.

No. 333-253024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT nO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RXR ACQUISITION CORP.
(Exact name of registrant as specified in this charter)

Delaware	6770	86-1258996
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

625 RXR plaza

Uniondale, NY 11556

(516) 506-6797
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott rechler

chief executive officer

625 rxr plaza

uniondale, ny 11556

(516) 506-6797
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Andrew Fabens Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel: (212) 351-4000	Paul D. Tropp Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$31,366.25
Shares of Class A common stock included as part of the units(3)	28,750,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	5,750,000 warrants	—	—	—	(4)
Total			$287,500,000	$31,366.25	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivision, share capitalizations, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8 (a), may determine.

EXPLANATORY NOTE

RXR Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253024) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.**

3.2	Form of Amended and Restated Certificate of Incorporation.*

3.3	Bylaws.**

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Form of Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Registrant.**

10.1	Promissory Note, dated January 8, 2021, issued to RXR Acquisition Sponsor LLC.**

10.2	Form of Letter Agreement among the Registrant and its officers and directors.*

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.5	Securities Subscription Agreement, dated January 8, 2021, between the Registrant and RXR Acquisition Sponsor LLC.**

10.6	Form of Private Placement Warrants Purchase Agreement, among the Registrant and RXR Acquisition Sponsor LLC.*

10.8	Form of Indemnity Agreement.*

10.9	Form of Administrative Services Agreement, among the Registration and RXR Acquisition Sponsor LLC.*

14	Corporation Code of Ethics*

23.1	Consent of Grant Thornton LLP.**

23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).**

24	Power of Attorney (included on signature page of the Registration Statement filed on February 11, 2021).*

99.1	Consent of Scott Rechler.**

99.2	Consent of Michael Maturo.**

99.3	Consent of Richard Florida.**

99.4	Consent of Magalie Laguerre-Wilkinson.**

99.5	Consent of Richard Saltzman.**

99.6	Consent of Martin Luther King III.**

99.7	Audit Committee Charter*

99.8	Compensation Committee Charter*

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uniondale, New York, on the 19th day of February, 2021.

RXR Acquisition Corp.

By:	/s/ Scott Rechler
Name:	Scott Rechler
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 19th, 2021.

Name	Position

/s/ Scott Rechler	Chief Executive Officer
Scott Rechler	(Principal Executive Officer)

*	Chief Financial Officer
Michael Maturo	(Principal Financial and Accounting Officer)

*	Director
Jason Barnett

* /s/ Jason Barnett
By: Jason Barnett, Attorney-in-Fact

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